SECOND AMENDMENT TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

     THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of September 24, 1997 (this "Amendment"), is by and between BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as successor by merger to Bank of America Illinois (the "Lender"), and ELXSI, a California corporation (the "Borrower").

                              W I T N E S S E T H:

     WHEREAS, the Borrower and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of December 30, 1996, as amended by that certain letter agreement dated June 30, 1997 (and as further amended, restated, supplemented or otherwise modified and in effect from time to time, collectively, the "Loan Agreement"), pursuant to which the Lender has provided to the Borrower credit facilities and other financial accommodations; and

     WHEREAS, the Borrower has requested that the Lender amend the Loan Agreement in certain respects as set forth herein, and the Lender is agreeable to the same, subject to the terms and conditions hereof;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement.

     SECTION 2. Amendments to the Loan Agreement. The Loan Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

          (a) The definition of "Additional Revolving Credit Amount" appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          ""Additional Revolving Credit Amount" means $0."

          (b) The definition of "Credit  Reduction  Amount" appearing in Section
1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          ""Credit Reduction Amount" means, for each Credit Reduction Date, commencing with the first Credit Reduction Date to occur after the Second Amendment Effective Date, an amount equal to $118,333.33, in each case subject to adjustment as provided in Section 2.1.

          (c) The definition of "Credit Reduction Date" appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          ""Credit Reduction Date" means the last day of each calendar month."

          (d) The following new definition shall be inserted between the definitions of "Hazardous Materials" and "Indebtedness" appearing in Section 1.1 of the Loan Agreement:

          ""Incremental  Supplemental  Revolving  Loan" is  defined  in  Section
2.1.6"

          (e) The definition of "Revolving  Credit Amount"  appearing in Section
1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          ""Revolving Credit Amount" means, from and after the Second Amendment Effective Date, $9,000,000 as adjusted after such date pursuant to this Agreement, including pursuant to Sections 2.1.3 and 2.1.4."

          (f) The following new definition shall be inserted between the definitions of "Revolving Loan Availability" and "Second Restatement Date" appearing in Section 1.1 of the Loan Agreement:

          ""Second Amendment Effective Date" shall mean September 24, 1997."

          (g) The definition of "Supplemental Revolving Credit Amount" appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety and inserting the following in lieu thereof:

          ""Supplemental Revolving Credit Amount" means, from and after the Second Amendment Effective Date, $7,100,000 as adjusted after such date pursuant to this Agreement, including pursuant to Sections 2.1.3 and 2.1.4."

          (h) The definition of "Termination Date" appearing in Section 1.1 of the Loan Agreement is hereby amended by deleting "September 30, 1998" appearing therein and substituting therefor "June 30, 1999".

          (i) Section 2.1.3 of the Loan Agreement is hereby amended by deleting clause (a) of such Section in its entirety and inserting the following in lieu thereof:

          "(a) On each Credit Reduction Date, the Supplemental Revolving Credit Amount shall be reduced by the Credit Reduction Amount."

          (j) Section 2.1.6 of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof: "2.1.6 Supplemental Revolving Loans.

          "2.1.6 Supplemental Revolving Loans.

               (a) Borrower and Lender acknowledge the making of certain loans or advances (individually each a "Supplemental Revolving Loan" and collectively the "Supplemental Revolving Loans") by Lender to Borrower in an aggregate principal amount of $5,100,000 which are outstanding on the Second Amendment Effective Date in accordance with the terms of this Agreement and agree that, from and after the Second Amendment Effective Date, such Supplemental Revolving Loans shall continue to be outstanding pursuant to the terms and conditions of this Agreement. Subject to the terms and conditions of this Agreement and the Related Agreements, and in reliance upon the warranties of Borrower set forth herein and in the Related Agreements, Lender agrees to make such additional Supplemental Revolving Loans (the "Incremental Supplemental Revolving Loans") to the Borrower in the principal amount of up to $2,000,000 from time to time on or after the Second Amendment Effective Date and before the Termination Date as Borrower may from time to time request; provided, however, that the aggregate principal amount of all outstanding Supplemental Revolving Loans (including the Incremental Supplemental Revolving Loan) shall not exceed the Supplemental Revolving Credit Amount. Supplemental Revolving Loans (including the Incremental Supplemental Revolving Loan) may be repaid and, subject to the terms and conditions hereof, reborrowed to but not including the Termination Date unless the Credit is otherwise terminated as provided in this Agreement.

               (b) All Supplemental Revolving Loans (including the Incremental Supplemental Revolving Loan) hereunder shall be paid by Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at Borrower's election, be repaid in whole or in part at any time prior to such date without premium or penalty.

          (k) Section 5.1.3 of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

          "5.1.3 [Intentionally Omitted]"

          (l) Section 5.1.4 of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

          "5.1.4 [Intentionally Omitted]"

          (m) Section 5.15 of the Loan Agreement is hereby further amended by deleting clause (f) of such Section in its entirety and inserting the following new clauses (f), (g) and (h) in lieu thereof:

          "(f) Indebtedness of Borrower under that certain Loan Agreement dated as of September 24, 1997 between Borrower and Orange County Industrial Development Authority in an aggregate principal amount not to exceed $2,500,000 incurred in connection with the issuance of the Industrial Development Revenue Bonds (ELXSI Project), Series 1997; (g) Indebtedness of Borrower in an aggregate principal amount not to exceed $520,000 incurred in connection with the acquisition of that certain real property and related fixtures located at 330 Boston Post Road, Marlboro, Massachusetts; and (h) other Indebtedness approved in writing by Lender."

          (n) Section 5.16 of the Loan Agreement is hereby amended by deleting clause (n) of such Section in its entirety and inserting the following new clauses (n), (o), and (p) in lieu thereof:

          "(n) Liens on that certain real property located at 3600 Rio Vista Avenue, Orlando, Orange County, Florida and all buildings, structures and improvements now or hereafter located on such real property and on certain property adjacent thereto ("IDB Property") securing Indebtedness permitted under
Section 5.15 (f); (o) Liens on that certain property and related fixtures (and proceeds thereof and accessions thereto) located at 330 Boston Post Road, Marlboro, Massachusetts securing Indebtedness permitted under Section 5.15 (g); and (p) Liens consented to in writing by Lender."

          (o) Section 5.18 of the Loan Agreement is hereby amended by deleting clause (l) of such Section in its entirety and inserting the following in lieu thereof:

          "(l) Investments in the nature of a loan by Borrower to Azimuth of the proceeds of Incremental Supplemental Revolving Loans in an aggregate principal amount of up to $2,000,000 to be used by Azimuth solely as provided in Section 5.25(d) (and any accrued interest thereon);"

          (p) Section 5.18 of the Loan Agreement is hereby amended by deleting clause (m) of such Section in its entirety and inserting the following new clauses (m) and (n) in lieu thereof:

          "(m) Investments in the nature of a loan by Borrower to Cadmus in an aggregate principal amount not to exceed $2,000,000 to be used by Cadmus solely for the purposes specified in that certain waiver letter dated June 30, 1997;
(n) Investments in the nature of loans by Borrower to the four (4) employees of Borrower participating in the Bickford's phantom stock option plan in an aggregate principal amount not to exceed $115,833 and any accrued interest thereon; and (n) other Investments consented to by Lender in writing."

          (q) Section 5.25 of the Loan Agreement is hereby amended by deleting the phrase "(except as provided in clause (b) below)" appearing in clause (a)(i) of such Section and inserting "(except as provided in clauses (b) and (d) below)" in lieu thereof.

          (r) Section 5.25 of the Loan Agreement is hereby further amended by deleting the period at the end thereof and adding the following new clause (d) at the end of such Section:

          ", or (d) of the Incremental Supplemental Revolving Loan to be used other than as a loan or loans by Borrower to Azimuth as permitted by Section 5.18(l) to be used by Azimuth solely to purchase equity securities as approved in writing by Lender"

          (s) Section 5.28 of the Loan Agreement is hereby amended by deleting clauses (b) and (c) of such Section in their entirety.

          (t) Supplement A to the Loan Agreement is hereby amended by deleting such Supplement in its entirety and inserting Exhibit A attached hereto in lieu thereof.

     SECTION 3. Release of Lien. Lender hereby releases any Liens it may have on any IDB Property and agrees to release any Liens it may have on Borrower's property located at 330 Boston Post Road, Marlboro, Massachusetts in connection with the incurrence by Borrower of the Indebtedness permitted under Section 5.15(g) of the Loan Agreement.

     SECTION 4. Amendment Fee. In consideration of the execution of this Amendment by the Lender, the Borrower hereby agrees to pay a fee of $25,000 (the "Amendment Fee") to Lender.

     SECTION 5. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender:

          (a) the representations and warranties contained in the Loan Agreement (as amended hereby) and the other Related Agreements and Supplemental Documentation are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof (except (x) to the extent specifically made with regard to a particular date and (y) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement) or otherwise expressly permitted by Lender);

          (b) no Event of Default or Default has occurred and is continuing;

          (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower, and this Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

          (d) the execution, delivery and performance of this Amendment does not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

     SECTION 6. Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective on the date (the "Effective Date") each of the following conditions precedent is satisfied:

          (a) the Lender shall have executed and delivered this Amendment;

          (b) the Borrower shall have executed and delivered to Lender a new Revolving Loan Promissory Note in the principal amount of $9,000,000; promptly following the Effective Date and its receipt of a new Revolving Loan Promissory Note, Lender shall deliver its original Revolving Loan Promissory Note to Borrower for cancellation;

          (c) the Borrower shall have executed and delivered to Lender a new Supplemental Revolving Loan Promissory Note in the principal amount of $7,100,000; promptly following the Effective Date and its receipt of a new Supplemental Revolving Loan Promissory Note, Lender shall deliver its original Supplemental Revolving Loan Promissory Note to Borrower for cancellation. In addition, Lender shall deliver its original Additional Revolving Loan Promissory Note to Borrower for cancellation;

          (d) the Borrower shall have paid in full the Amendment Fee to Lender; and

          (e) the Lender shall have received all of the following, each duly executed where appropriate and dated as of the Second Amendment Effective Date (or such other date as shall be satisfactory to Lender), in form and substance satisfactory to Lender:

               (i) Resolutions. A copy, duly certified by an officer of Borrower, of (1) resolutions of the Board of Directors of such corporation authorizing, as applicable, (A) the borrowings by Borrower hereunder and (B) the execution, delivery and performance of this Amendment, (2) all documents evidencing any other necessary corporate action on the part of such corporation with respect to this Amendment, and (3) all approvals or consents, if any, with respect to this Amendment;

               (ii) Incumbency Certificates. A certificate of an officer of Borrower certifying the names of the officers of such corporation authorized to sign this Amendment, and all other documents and certificates to be delivered by such corporation hereunder, together with samples of the true signatures of such officers;

               (iii) Borrower's Certificate. The certificate of the President or Chairman of the Board of Borrower certifying to the fulfillment of all conditions precedent (other than any waived by Lender) to closing the transaction contemplated by this Amendment and to the truth and accuracy, as of such date, of the representations and warranties of Borrower contained in this Amendment, each Mortgage, the Trademark Security Agreement and each other Related Agreement to which Borrower is a party (except (x) to the extent specifically made with regard to a particular date and
          (y) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement) or otherwise expressly permitted by Lender);

               (iv) Bylaws. A copy of Borrower's Bylaws duly certified by an officer of Borrower (or a certification by such officer that the same have not been amended since the last date the Bylaws were certified to Lender);

               (v) Articles. A copy of Borrower's Articles of Incorporation, duly certified by the Secretary of State of the state of its incorporation or by an officer of Borrower (or a certification by such officer that the same have not been amended since the last date the Articles were certified to Lender);

               (vi) Registration; Good Standing. A copy, duly certified by the applicable Secretary of State (or other appropriate officer), a certificate of good standing for Borrower issued by the Secretary of State (or other appropriate officer) of the jurisdiction of its incorporation; and

               (vii) Legal Opinion. Legal opinion from Dechert Price & Rhoads, special counsel to Borrower and Parent, in form and substance satisfactory to the Lender.

     SECTION 7. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

     SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

     SECTION 9. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (i) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other Related Agreements or Supplemental Documentation other than as expressly set forth herein and (ii) the Loan Agreement (as amended hereby) and each of the other Related Agreements and Supplemental Documentation remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects.

     SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                          ELXSI


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          Address: 3600 Rio Vista Avenue
                                                   Suite A
                                                   Orlando, Florida 32805

                                          Attention:  President
                                          Facsimile number: 407/849-0625


                                          BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________


                                          Address: 231 South LaSalle Street
                                                   Chicago, Illinois 60697

                                          Attention: Commercial Banking Division

                                                                       EXHIBIT A
                                                             TO SECOND AMENDMENT
                                                               TO LOAN AGREEMENT


                                  SUPPLEMENT A
                                       to
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                      Dated as of December 30, 1996 Between
                                    ELXSI and
             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
              (as successor by merger to Bank of America Illinois)

1. Loan Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Amended and Restated Loan and Security Agreement, dated as of December 30, 1996, between Borrower and Lender (together with all amendments, restatements, supplements and other modifications thereto, the "Loan Agreement"). Terms used and not defined herein which are defined in the Loan Agreement shall have the meaning ascribed to them therein unless the context requires otherwise.

2. Additional Covenants. Until all of Borrower's Liabilities are paid in full, Borrower agrees that, unless Lender otherwise consents in writing, it will:

     a. Net Worth. Not permit at any time during any fiscal quarter, measured as of the last day of the most recently completed fiscal quarter set forth below, Net Worth to be less than the amount set forth below across from such fiscal quarter:

          Fiscal Quarter Ending               Net Worth

          09/30/97                            $28,000,000
          12/31/97                            $28,000,000
          03/31/98                            $28,000,000
          06/30/98                            $28,000,000
          09/30/98                            $28,000,000
          12/31/98 and thereafter             $32,000,000

     b. Capital Expenditures. Not, and not permit any Subsidiary to, purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, (A) the aggregate capitalized cost of all fixed assets purchased or otherwise acquired (other than by means of a Capitalized Lease) by Borrower and its Subsidiaries on a consolidated basis plus (B) the aggregate annual payments under Capitalized Leases (excluding the portion thereof representing imputed interest) of Borrower and its Subsidiaries on a consolidated basis (excluding, in each of (A) and (B), (a) any fixed asset which constitutes a replacement for an asset which was the subject of a casualty or governmental taking to the extent the purchase or other acquisition thereof is funded by insurance proceeds or other payments received as a result of such casualty or taking; (b) the first $675,000 of capital expenditures related solely to removal of underground storage tanks or other environmental problems at Borrower's restaurant locations; (c) any capital expenditures with the proceeds from the Florida Industrial Development Bond offering to finance the purchase of a new 32,000 square foot manufacturing/office building in Orlando, Florida, construct improvements therein, purchase certain equipment and renovate Borrower's existing facility; and (d) any capital expenditures incurred in connection with the purchase of real property and related fixtures located at 330 Boston Post Road, Marlboro, Massachusetts) would exceed $3,500,000 in Fiscal Year 1997 and in any Fiscal Year thereafter.

     c. Interest Coverage Ratio. Not permit, on the last day of any fiscal quarter set forth below, the ratio of (a) Borrower's EBITDA for the four (4) fiscal quarters then ended to (b) Borrower's consolidated interest expense (but excluding from the calculation thereof all interest expense with respect to Additional Revolving Loans) for the four (4) fiscal quarters then ended to be less than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter Ending                                Ratio

                           09/30/97                                    3.00:1
                           12/31/97                                    3.00:1
                           03/31/98 and thereafter                     4.00:1

     d. Funded Debt/EBITDA Ratio. Not permit, on the last day of any fiscal quarter set forth below, the Funded Debt/EBITDA Ratio to be more than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter Ending                                Ratio

                           09/30/97                                    2.50:1
                           12/31/97                                    2.25:1
                           03/31/98                                    2.25:1
                           06/30/98                                    2.25:1
                           09/30/98                                    2.25:1
                           12/31/98                                    2.25:1
                           03/31/99 and thereafter                     2.00:1